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                                                                    Exhibit 99.1

                                 MAXYGEN, INC.
                     2000 INTERNATIONAL STOCK OPTION PLAN
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     1.   PURPOSES OF THE PLAN
          --------------------

     The purposes of the Maxygen 2000 International Stock Option Plan (the "Plan") of Maxygen, Inc., a Delaware corporation (the "Company"), are:

               (a) to encourage selected employees, directors and consultants of the Company's non-U.S. direct and indirect subsidiaries to improve operations and increase revenues and profits of such subsidiaries and the Company;

               (b) to encourage such employees, directors and consultants to accept or continue employment or association with such subsidiaries; and

               (c) to increase the interest of such employees, directors and consultants in the welfare of such subsidiaries and the Company through participation in the growth in value of the Company's common stock (the "Common Stock").

Options granted under this Plan ("Options") are not intended to be "incentive stock options" under the United States Internal Revenue Code.

     2.   ELIGIBLE PERSONS
          ----------------

     (a) Every person who at the date of grant of an Option is an employee of, consultant to, or director of, a Subsidiary (as defined below) that is organized under the laws of a jurisdiction outside the United States is eligible to receive Options. "Subsidiary" means an entity of which the Company directly or indirectly owns at least 50% of the ordinary voting power. An "employee" includes an officer or director who is an employee of a Subsidiary. A "consultant" includes persons employed by, or otherwise affiliated with, a consultant to a Subsidiary.

     (b) Options may not be granted to consultants who are not natural persons unless the Company determines both (i) that such grant (A) shall be registered in a manner other than on a Form S-8 Registration Statement under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if
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applicable and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

     3.   SHARES SUBJECT TO THIS PLAN
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     Subject to Section 6.1 of this Plan, the total number of shares of Common
Stock that may be issued under Options shall be 1,000,000 shares. The shares covered by the portion of any Option that expires or is terminated unexercised shall again become available for grants of Options.

     4.   ADMINISTRATION
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          4.1  General.  This Plan shall be administered by the Board of
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Directors of the Company (the "Board") or by a committee of at least two Board members (the "Committee") to which administration of the Plan, or of part of the Plan, is delegated (in either case, the "Administrator"). Any Committee shall consist of Board members who are "non-employee directors" as defined in Rule 16b-3 adopted by the United States Securities and Exchange Commission or any successor rule thereto ("Rule 16b-3"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

     4.2  Authority of Administrator.  Subject to the other provisions of this
          --------------------------
 Plan, the Administrator shall have the authority, in its sole discretion: (i) to grant Options; (ii) to determine the fair market value of the Common Stock subject to Options; (iii) to determine the exercise price of Options granted;
(iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan and to Options; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable and any vesting criteria; (viii) with the consent of the optionee if needed, to modify or amend any outstanding Option; (ix) to accelerate the exercise date or vesting of any Option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations that the Administrator considers necessary or advisable for the administration of this Plan. The Administrator may delegate non-discretionary administrative duties to such employees of the Company or its Subsidiaries as it deems proper.

     4.3  Interpretation by Administrator. All questions of interpretation,
          -------------------------------
implementation, and application of this Plan and the Options shall be determined by the

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Administrator in its absolute discretion. Such determinations shall be final and binding on all persons.

     4.4  Rule 16b-3. With respect to persons subject to Section 16 of the
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United States Securities Exchange Act of 1934, as amended (the "Exchange Act")
who receive Options, if any, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3. To the extent a transaction under this Plan or an action by the Administrator fails to so comply, it shall, to the extent deemed advisable by the Administrator, be modified to comply with Rule 16b-3. However, it shall be the responsibility of such persons, not of the Company, any Subsidiary or the Administrator, to comply with the requirements of
Section 16 of the Exchange Act. The Company, its Subsidiaries and the Administrator shall not be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or if any such person incurs any liability under Section 16 of the Exchange Act.

     5.   GRANTING OF OPTIONS; OPTION AGREEMENT
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          5.1  Period of Grants.  No Options shall be granted under this Plan
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after ten years from the date of adoption of this Plan by the Board.

          5.2  Option Agreements.  Each Option shall be evidenced by a written
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stock option agreement (the "Option Agreement") in form satisfactory to the
Company executed by the Company and the person to whom the Option is granted. However, the failure by the Company or the optionee to execute an Option Agreement shall not invalidate the grant of an Option. The vesting of the Option shall nevertheless be subject to Section 6.3.

          5.3  Anticipatory Grants.  The Administrator may approve the grant of
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Options to persons who are expected to become employees, directors or consultants of any Subsidiary, but are not yet employees, directors or consultants at the date of approval.

     6.   TERMS AND CONDITIONS OF OPTIONS
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     Each Option shall be subject to the following terms and conditions:

          6.1  Changes in Capital.  Subject to Section 6.2, if the Common
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Stock is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, conversion, combination or reclassification, appropriate adjustments shall be made by the Administrator in its sole discretion in (a) the number and class of securities subject to this Plan and each Option outstanding and (b) the per security exercise price of each outstanding Option. However, the Company shall not be required to issue fractional securities as a result of any such adjustment.

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          6.2  Corporate Transactions.  In the event of the proposed dissolution
               ----------------------
or liquidation of the Company, the Administrator shall notify each optionee at least 30 days before consummation of the proposed action. To the extent not previously exercised, all Options will terminate immediately before the consummation of the proposed action. In the event of a merger or consolidation of the Company with or into another entity in which the Company is not a surviving entity or in which the stockholders of the Company just before that transaction do not, by virtue of those holdings, own securities representing at least 50 percent of the ordinary voting power of the Company immediately after that transaction, or in the event of a sale of all or substantially all of the assets of the Company in which the stockholders of the Company receive securities of the acquiring entity or an affiliate thereof: (a) if the successor entity so chooses, it shall assume the Options or issue equivalent options when the transaction is consummated or (b) if the successor entity chooses not to do that, then the Options shall be fully vested and exercisable for a period of 20 days after the date notice is given under this Section 6.2 and shall terminate upon expiration of that 20-day period.

          6.3  Vesting and Exercise.  Subject to Section 5, Options shall vest
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in accordance with a schedule related to the date of the grant of the Option, the date of first employment or such other date as may be set by the Administrator and specified in the Option Agreement relating to the Option. The vesting schedule may be tied to the mere passage of time, continued employment or association with a Subsidiary, performance objectives, or any other elements or criteria or combination of elements or criteria that the Administrator specifies. Nothing in this Plan shall preclude the grant of Options that are fully vested at the time of grant. No Option shall be exercisable until a written Option Agreement in form satisfactory to the Company is executed by the Company and the optionee. Unless otherwise set forth in the applicable Option Agreement or as accelerated by the Board or pursuant to this Plan, Options will become exercisable upon vesting.

          6.4  Option Grant Date.  Except in the case of advance approvals
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described in Section 5.3, the date of grant of an Option shall be the date as of which the Administrator approves the grant. In the case of advance approvals, the date of grant shall be the date upon which the person becomes, as applicable, an employee, director or consultant of the Subsidiary.

          6.5  Non-Assignability of Option Rights.  Except as otherwise
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determined by the Administrator and expressly set forth in the Option Agreement, no Option shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, except as otherwise determined by the Administrator and expressly set forth in the Option Agreement, an Option shall be exercisable only by the optionee. Notwithstanding the foregoing, the optionee may, by delivering written notice to the Company, in a form satisfactory to the

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Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the Option.

          6.6  Payment.  Except as provided in the applicable Option Agreement,
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payment in full, in cash in United States dollars or what the Administrator determines is the then equivalent in a non-U.S. currency, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company. The proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or exercised, the Administrator, in the exercise of its absolute discretion after considering any legal, tax or accounting consequences to the Company and its Subsidiaries, may authorize any one or more additional methods of payment that are permitted by applicable law.

          6.7  Termination of Employment.
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               (a)  If, for any reason other than death, disability or "cause"
     (as defined below), an optionee is no longer employed by the Company or any of its Subsidiaries (such event being called a "Termination"), Options held by that optionee at the date of Termination (to the extent then vested) may be exercised in whole or in part at any time within 90 days after the date of the Termination, or such other period of not less than 30 days after the date of the Termination as is specified in the Option Agreement (but in no event after the Expiration Date) (the "Post-Termination Exercise Period"). The Board may at any time extend the Post-Termination Exercise Period and provide for continued vesting during such extended period. If, at the date of termination, the optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the optionee does not exercise his or her Option within the time specified in the Option Agreement or as otherwise determined above, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan. Notwithstanding the foregoing, the Board shall have the power to permit an Option to vest, in whole or in part, during the Post-Termination Exercise Period.

               (b) If an optionee dies or becomes disabled (as determined in good faith by the Administrator) while employed by the Company or a Subsidiary or within the period that the Option remains exercisable after Termination, Options then held (to the extent then vested) may be exercised, in whole or in part, by the optionee, by the optionee's personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within 12 months after the death or 12 months after the disability of the optionee, or such other period of not less than six months from the date of death or disability as is specified in the Option Agreement (but in no event after

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     the Expiration Date). If, at the date of death or disability, the optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death or disability, the Optionee does not exercise his or her Option within the time specified in the Option Agreement or as otherwise determined above, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

               (c) If an optionee is terminated for "cause," all Options then held shall terminate and no longer be exercisable at the time of Termination. All the shares covered by such Options shall revert to and again become available for issuance under the Plan.

               (d) For purposes of this Section 6.7, "employment" includes service as a director or as a consultant. If the optionee is an employee of a consultant, then that optionee's "employment" shall be considered to have terminated on the earlier to occur of that optionee's ceasing to work for the consultant or the consultant ceasing to work for the Subsidiary.

               (e) For purposes of this Section 6.7, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed by contract or statute.

               (f)  For purposes of this Section 6.7, "cause" means Termination:
     (i) by reason of an optionee's commission of a felony, misdemeanor or other conduct that is illegal in the jurisdiction in which the conduct occurs, in each such case involving dishonesty, fraud or moral turpitude, (ii) by reason of an optionee's dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Company or any of its Subsidiaries, (iii) by reason of an optionee's willfully engaging in misconduct that is materially and demonstrably injurious to the Company or any of its Subsidiaries or (iv) by reason of an optionee's breach of any agreement between the optionee, on one hand, and the Company or a Subsidiary, on the other hand.

          6.8  Repurchase of Stock.  At the election of the Administrator,
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the stock to be delivered upon exercise of any Option may be subject to a right of repurchase in favor of the Company or its assignee with respect to any employee, director or consultant whose employment, or director or consulting relationship with any Subsidiary or the Company is terminated. Such right of repurchase shall be exercisable at the time, under the circumstances and at the price that the Administrator determines, as specified in

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the option agreement signed by the optionee and the Administrator when the
Option is granted. In addition to the repurchase right described above, the shares purchased under an Option may be subject to additional or greater restrictions as specified in the Option Agreement, at the absolute discretion of the Administrator.

          6.9   Withholding and Employment Taxes.  At the time of exercise of an
                --------------------------------
Option or at such other time as the amount of such obligations becomes determinable (the "Tax Date"), the optionee shall remit to the Company in cash any applicable withholding, employment and other taxes or payments that may become payable to or by the Company or any Subsidiary in connection with that exercise. If authorized by the Administrator in its absolute discretion, after considering any tax or accounting consequences to the Company and its Subsidiaries, an optionee may elect to: (i) tender to the Company previously owned shares of Common Stock or other securities of the Company, (ii) have shares of Common Stock that are acquired upon exercise of the Option withheld by the Company to pay some or all of the amount of tax or other payments required by law to be withheld or paid by the Company or any Subsidiary as a result of the exercise of the Option or (iv) make payment in any other manner that is permitted by applicable law. Any securities tendered or withheld in accordance with this Section 6.9 shall be valued by the Company as of the Tax Date.

          6.10  Other Provisions.  Each Option may contain such other terms,
                ----------------
provisions and conditions, not inconsistent with this Plan, as may be determined by the Administrator.

          6.11  Determination of Value.  For purposes of the Plan, the value of
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Common Stock or other securities of the Company shall be determined as follows:

                (a)   If the securities are listed on any established stock
     exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, their fair market value shall be their closing sales price or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in The Wall Street Journal or similar publication.
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               (b)    If the securities are regularly quoted by a recognized
     securities dealer but selling prices are not reported, their fair market value shall be the mean between the high bid and low asked prices for the securities on the date the value is to be determined (or if there are no quoted prices for the date, then for the last preceding business day on which there were quoted prices).

               (c) In the absence of an established market for the securities, their fair market value shall be determined in good faith by the Administrator, by

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     considering such factors as the Administrator in its sole discretion deems appropriate including, for example, the recent issue price of securities of the Company, the Company's net worth and prospective earning power, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management and scientific personnel, and the values of securities of other companies in the same or similar lines of business.

          6.12  Option Term. No Option shall be exercisable more than ten years
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after the date of grant, or such lesser period of time as is set forth in the
Option Agreement. The end of the maximum exercise period stated in the Option Agreement is referred to in this Plan as the "Expiration Date".

          6.13  Exercise Price.  The exercise price of each Option shall be not
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less than 85% of the fair market value (determined in accordance with Section
6.11) of the stock subject to the Option on the date of grant. However, without regard to that 85% rule, in connection with the acquisition of securities or assets of another entity the Company may grant Options to employees, consultants or directors of that entity or affiliates of that entity, to replace options or warrants they held before that acquisition exercisable for equity interests in that entity, having an exercise price that is equivalent to the exercise price of the options or warrants that the Options replace. "Equivalency" for this purpose will be determined in good faith by the Administrator based on the acquisition price for that entity.

     7.   MANNER OF EXERCISE
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          7.1  Notice.  An optionee wishing to exercise an Option or portion of
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an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in
Section 6.6. The date the Company receives written notice of an exercise of an Option accompanied by payment of the exercise price will be considered the date the Option was exercised. Notwithstanding the foregoing, the Company may designate a Subsidiary or other person and one or more officers of that Subsidiary or other person to serve as the Company's agent to perform one or more of the functions specified in this Section 7.1.

          7.2  Certificates.  Promptly after receipt of written notice of
               ------------
exercise of an Option, the Company or its transfer agent shall deliver to the optionee or permitted transferee a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of an optionee shall not have any privileges as a stockholder with respect to any shares of stock covered by an Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or its transfer agent) of such shares.

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     8.   OTHER RELATIONSHIPS
          -------------------

     Nothing in this Plan or any Option shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any optionee's employment, consultantcy or directorship at any time.

     9.   CONDITIONS TO ISSUANCE OF SHARES
          --------------------------------

     Shares of Common Stock shall not be issued upon the exercise of an Option unless the exercise of the Option and the issuance and delivery of such shares complies with all relevant provisions of law including, without limitation, all applicable securities laws.

     10.  NON-EXCLUSIVITY OF THE PLAN
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     The adoption of this Plan shall not be construed as creating any limitations on the power of the Company or its Subsidiaries to adopt such other incentive arrangements as it may deem desirable including, without limitation, the granting of stock options other than under this Plan.

     11.  AMENDMENTS TO PLAN
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     The Board may at any time amend, alter, suspend or discontinue this Plan.
Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect any outstanding Options held by that optionee.

     12.  EFFECTIVE DATE OF PLAN
          ----------------------

     The Plan shall become effective upon adoption by the Board.


This Board adopted this Plan on April 10, 2000.

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